                                      EXHIBIT B

                                JOINT FILING AGREEMENT


              The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: February 12, 1997


                                       The TCW Group, Inc.


                                       By: /s/ Mohan V. Phansalkar
                                          ---------------------------
                                          Mohan V. Phansalkar
                                          Authorized Signatory



                                       Robert Day


                                       By: /s/ Mohan V. Phansalkar
                                          ----------------------------
                                          Mohan V. Phansalkar
                                          Under Power of Attorney dated
                                         January 30, 1996, on File with Schedule
                                         13G Amendment Number 1 for Matrix
                                         Service Co. dated January 30, 1996.


                                         B-1